Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 21st day of September, 2021, by and between BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”), and Gritstone Bio, Inc. (f/k/a Gritstone Oncology, Inc.), a Delaware corporation (“Tenant”).

RECITALS

A.
WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of February 11, 2016 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord located at 40 Erie Street in Cambridge, Massachusetts (the “Building”);
B.
WHEREAS, Tenant has requested and Landlord has agreed to extend the term of the Existing Lease; and
C.
WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.
Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.
Extension Term: The term of the Lease shall be extended for a period of three (3) years (the “Extension Term”), commencing on May 1, 2022 (the “Extension Term Commencement Date”) and ending on April 30, 2025. Tenant acknowledges that pursuant to Article 42 of the Existing Lease, Tenant shall have no further right to extend the Term beyond the Extension Term.
3.
Base Rent: Monthly and annual installments of Base Rent as of the Extension Term Commencement Date, for the duration of the Extension Term, shall be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
May 1, 2022 – April 30, 2023	13,907	$115.00	$133,275.42	$1,599,305.00
May 1, 2023 – April 30, 2024	13,907	$118.45	$137,273.68	$1,647,284.15
May 1, 2024 – April 30, 2025	13,907	$122.00	$141,387.83	$1,696,654.00

4.
Additional Rent. During the Extension Term, Tenant shall continue to pay all other monetary obligations of Tenant under the Lease with respect to the Premises.
5.
Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Extension Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Premises.
6.
Landlord Access: Landlord shall have the right to access the Premises upon twenty-four (24) hours’ prior notice for the purpose of touring prospective tenants and accommodating Premises inquiries; provided, however, (i) Tenant shall have the opportunity to have a representative of Tenant accompany Landlord when present in the Premises, and (ii) Landlord shall make such showing as expeditious and brief as reasonably possible and shall use commercially reasonable efforts not to disturb Tenant’s operation of its business from the Premises.
7.
Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Cushman & Wakefield (“Tenant’s Broker”) and CBRE, Inc. (“Landlord’s Broker”, together with Tenant’s Broker, “Brokers”). Tenant agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Brokers are entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Brokers pursuant to a separate agreement between Landlord and Brokers.
8.
No Default. Both Landlord and Tenant represent, warrant and covenant to the other that, to the best of such party’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
9.
Notices. Landlord and Tenant each confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to each party pursuant to the Lease should be sent to:

If to Landlord: BMR-Sidney Research Campus LLC

4570 Executive Drive, Suite 400

San Diego, California 92121

Attn: Legal Department

If to Tenant: Gritstone bio, Inc.

5959 Horton Street, Suite 300

Emeryville, California 94068

Attn: Celia Economides

10.
Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
11.
Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
12.
Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
13.
Authority. Landlord and Tenant each guaranty, warrant and represent to the other party that the individual or individuals signing this Amendment on its behalf has the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
14.
Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

By: /s/ Colleen OConnor

Name: Colleen OConnor

Title: Vice President, East Coast and U.K. Markets

TENANT:

GRITSTONE BIO, INC. (f/k/a Gritstone Oncology, Inc.)

a Delaware corporation

By: /s/ Andrew Allen

Name: Andrew Allen

Title: President & Chief Executive Officer